LEASE AGREEMENT

This Agreement dated February 1, 2007 is the Lease Agreement by and between Fitmedia Inc., a Delaware Corporation ("Tenant") and Faiyaz Dean ("Landlord").

WHEREFORE the parties agree as follows:

1. The Landlord hereby allows the Tenant to use the premises located at 7108 150A Street, Surrey, BC, Canada V3S 2E2, as its office place of business for a fee of US $2,000.00 annually.

2. The Tenant will have exclusive use to 200 square feet of the premises.

3. The term of the lease is from February 1, 2007 to January 31, 2008.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement as of February 1, 2007.

Tenant:

Fitmedia Inc.

Authorized Signatory: Tim Crottey

Landlord:

Faiyaz Dean

Landlord: Faiyaz Dean